U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 31, 2010

THERMODYNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10707	06-1042505
State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 Day Hill Road, Windsor, Connecticut		06095
(Address of principal executive offices)		(Zip Code)

860-683-2005
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 31, 2010, the Audit Committee of the Company's Board of Directors and the Company's management concluded that the equity method of accounting for the May 2006 sale of 43.68% of Turbotec Products, Plc ("Turbotec") and subsequent reporting for the remaining 56.32% interest in Turbotec is the proper method to utilize.  Previously the Company utilized the consolidation method of accounting under Generally Accepted Accounting Principles ("GAAP").  In the course of a routine Securities and Exchange Commission ("SEC") review of the Company's prior periodic filings, the SEC issued comments identifying possible incorrect applications of certain accounting principles.  As a result of the SEC staff comments, the Company reconsidered its accounting method and agreed consolidating Turbotec into its financial statements subsequent to the May, 2006 Turbotec stock offering was inappropriate.  Therefore, the Company will restate its annual and quarterly financial statements since May, 2006 utilizing the equity method of accounting as soon as possible.

The affected consolidated financial statements are those for all periods since the May 2006 sale of the Turbotec shares through the quarter ended December 31, 2009; such financial statements should no longer be relied upon.

The Company plans to restate its financial statements for the fiscal years ended March 31, 2007, 2008 and 2009 and the periods ending June 30, September 30 and December 31, 2009 by amending its annual report on form 10-K for fiscal year ended March 31, 2009 and amending the subsequent three quarterly reports on form 10-Q, as soon as possible.

Based on current information, the effect of the change in accounting method will eliminate all of the manufacturing revenues and expenses.  The remaining revenues, made up of rental income and service fees, will be below $1 million annually.  The Company’s share of Turbotec’s net income or loss will be shown as one net amount called “Equity in Earnings from unconsolidated subsidiary” in the Income Statement; the Company will include an asset entitled “Investment, at equity” on the Balance Sheet reflecting its equity interest in Turbotec.  Further, the value of the investment in Turbotec shown on the balance sheet will be subject to impairment testing in accordance with GAAP.  The Company's revenues for the fiscal year ended 2009, for example, were equal to approximately $27 million, but once Turbotec's revenues are eliminated from the accounting statements, the remaining revenues will be below $1 million for the fiscal year ended 2009 which revenues were comprised of two components:  rental income and service fees.  Collection of the fees are one subject of a current lawsuit between the Company and Turbotec and as a result, certain reserves have been booked to bad debt expense in selling, general and administrative expenses on the income statements.  Therefore the presentation of the restated financial statements will be completely different from the previous statements.

The management of the Company and the Audit Committee of the Board of Directors of the Company have discussed the matters contained herein with the Company's registered independent public accounting firm.

Item 5.02 Departure of Director:  Retirement.

(b) At a March 31, 2010 board meeting Mr. Fred H. Samuelson, a director of the Company since 2003, retired from his position as a director effective March 31st; Mr. Samuelson had been considering retirement during 2010.  The Board of Directors expressed its sincere appreciation for the service, guidance and assistance Mr. Samuelson provided to the Company during his tenure on the board.  Each member of the board expressed their regret that Mr. Samuelson will not be available to offer his valuable advice and opinions to the Company.  There is no disagreement between Mr. Samuelson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant)
THERMODYNETICS, INC.

By:  /s/ Robert A. Lerman
Robert A. Lerman, President

Date:    April 6, 2010